Exhibit 21.1

Upon completion of the Proposed Transaction, the subsidiaries of JBS N.V. are expected to be:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is expected to be a direct, wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1	Adams Pork Products Limited	United Kingdom
2	Agro Alfa Indústria e Comércio Ltda.	Brazil
3	Albert Van Zoonen B.V.	Netherlands
4	Andrews Meat Industries Pty. Ltd.	Australia
5	Arkose Investments ULC	Ireland
6	Attleborough Foods Ltd.	United Kingdom
7	Australian Consolidated Food Holdings Pty. Ltd.	Australia
8	Australian Consolidated Food Investments Pty. Ltd.	Australia
9	Avicola Pilgrim’s Pride de Mexico S.A de C.V	Mexico
10	Bakewell Foods Ltd	United Kingdom
11	Baumhardt Com. e Part. Ltda.	Brazil
12	Baybrick LandCo Pty. Ltd.	Australia
13	Baybrick Pty. Ltd.	Australia
14	Belvoir Foods Limited	United Kingdom
15	Biotech Foods, S.L.	Spain
16	Birla Società Agricola Srl	Italy
17	Cattle Production Systems, Inc.	Delaware, United States
18	Climert Investments S.A	Uruguay
19	Combo México Holdings, S. de R.L de C.V.	Mexico
20	Combo Productora, S. de R.L de C.V	Mexico
21	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico
22	Conceria Priante S.p.A	Italy
23	Condesa Norte Indústria e Comércio Ltda.	Brazil
24	Consumer Foods Van Sales (Ireland) Ltd.	Ireland
25	Consumer Foods Van Sales Ltd.	Ireland
26	Cordine Pty. Ltd.	Australia
27	D Blowers Limited	United Kingdom
28	Dalehead Foods Limited	United Kingdom
29	Denver Processing, LLC	Tennessee, United States
30	Diamond Valley Pork Pty Ltd	Australia
31	Dungannon Proteins Limited	United Kingdom

32	Easey Herds Limited	United Kingdom
33	Easey Holdings Limited	United Kingdom
34	Easey Pigs Limited	United Kingdom
35	Easey Veterinary Services Limited	United Kingdom
36	Empire Packing Company, LLC	Tennessee, United States
37	Excelsior Alimentos S.A.	Brazil
38	Fampat S.A. de C.V.	Mexico
39	Flora Green Pty. Ltd.	Australia
40	Food Processors Water Cooperative, Inc.	Virginia, United States
41	Food Ventures North America Canada, Inc.	Canada
42	Food Ventures North America, Inc	Delaware, United States
43	Galina Pesada S.A.P.I. de C.V	Mexico
44	Geo Adams & Sons (Farms) Limited	United Kingdom
45	Geo Adams & Sons Limited	United Kingdom
46	Gideny S.A.	Uruguay
47	Good Country Investments Pty. Ltd.	Australia
48	Good Country Pty. Ltd.	Australia
49	Hadgraft Industrial Properties, LLC	Georgia, United States
50	Hamer International Limited	United Kingdom
51	Hans Continental Smallgoods Pty. Ltd.	Australia
52	Harris Mason Processing, LLC	Tennessee, United States
53	Henco Hogs, LLC	Iowa, United States
54	High Plains Pork, LLC	Iowa, United States
55	Hunter Valley Quality Meats Pty. Ltd.	Australia
56	Huon Aquaculture Company Pty Ltd	Australia
57	Huon Aquaculture Group Pty Ltd	Australia
58	Huon Ocean Trout Pty Ltd	Australia
59	Huon Salmon Pty Ltd	Australia
60	Huon Seafoods Pty Ltd	Australia
61	Huon Shellfish Co. Pty Ltd	Australia
62	Huon Smoked Salmon Pty Ltd	Australia
63	Huon Smoked Seafoods Pty Ltd	Australia
64	Huon Tasmanian Salmon Pty Ltd	Australia
65	Imposete Pty. Ltd.	Australia
66	Industry Park Pty. Ltd.	Australia
67	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico
68	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V.	Mexico
69	International Food Company Seara LLC—Dubai Branch	United Arab Emirates
70	International Food Company Seara OPC LLC	United Arab Emirates
71	International Food Packers, LLC	Florida, United States
72	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
73	JBS Aquaculture Pty Ltd	Australia
74	JBS Asia Co. Ltd.	Hong Kong

75	JBS Aspelt S.à r.l.	Luxembourg
76	JBS Asset Management Corp.	Delaware, United States
77	JBS Australia Air Pty Limited Liability	Australia
78	JBS Australia Finance 1 Pty. Ltd.	Australia
79	JBS Australia Finance Pty. Ltd.	Australia
80	JBS Australia Pty. Ltd.	Australia
81	JBS Aves Ltda.	Brazil
82	JBS B.V.	Netherlands
83	JBS Berg S.à r.l.	Luxembourg
84	JBS Captive Insurance Company	Colorado, United States
85	JBS Carriers, Inc.	Delaware, United States
86	JBS Chile Limitada	Chile
87	JBS Clervaux Finance S.à r.l.	Luxembourg
88	JBS Confinamento Ltda.	Brazil
89	JBS Durham UK Ltd	United Kingdom
90	JBS Embalagens Metálicas Ltda.	Brazil
91	JBS Empire, Inc.	Tennessee, United States
92	JBS Finance Luxembourg S.à r.l.	Luxembourg
93	JBS Finco, Inc.	Delaware, United States
94	JBS Food Canada ULC	Canada
95	JBS Food Colombia S.A.S	Colombia
96	JBS Food Trading (Shanghai) Ltd	China
97	JBS Foods Ontario Inc.	Canada
98	JBS Global Luxembourg S.à r.l.	Luxembourg
99	JBS Global Meat Holdings Pty Ltd	Australia/Netherlands
100	JBS Global UK Ltd	United Kingdom
101	JBS Greenbay, Inc.	Delaware, United States
102	JBS Holdco Australia Pty. Ltd.	Australia
103	JBS Holding Brasil S.A.	Brazil
104	JBS Investments Cork Ltd	Ireland
105	JBS Investments Dublin Ltd	Ireland
106	JBS Investments Luxembourg S.à r.l.	Luxembourg
107	JBS Japan	Japan
108	JBS La Rochette Finance S.à r.l.	Luxembourg
109	JBS Leather Argentina S.A.U.	Argentina
110	JBS Leather Asia Limited Liability	Hong Kong
111	JBS Leather International B.V	Netherlands
112	JBS Leather Paraguay Srl	Paraguay
113	JBS Leather Uruguay S.A.	Uruguay
114	JBS Live Pork, LLC	Delaware, United States
115	JBS Malta Finance Limited Liability	Malta
116	JBS Meat Investments Pty. Ltd.	Australia
117	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg

118	JBS Meat UK Ltd	United Kingdom
119	JBS Melwood UK Limited Liability	United Kingdom
120	JBS Mersch S.à r.l.	Luxembourg
121	JBS Packerland, Inc.	Delaware, United States
122	JBS Plainwell, Inc.	Delaware, United States
123	JBS Sanitation Canada Ltd	Canada
124	JBS Smallgoods Holdco Australia, Pty Ltd	Australia
125	JBS Smallgoods Holdco Pty. Ltd.	Australia
126	JBS Smallgoods Investments Pty. Ltd.	Australia
127	JBS Souderton, Inc.	Pennsylvania, United States
128	JBS Southern Australia Pty. Ltd.	Australia
129	JBS Southern Holdco AU Pty. Ltd.	Australia
130	JBS Southern Investments 1 Pty. Ltd.	Australia
131	JBS Southern Investments 2 Pty. Ltd.	Australia
132	JBS Terminais Ltda.	Brazil
133	JBS Toledo N.V	Belgium
134	JBS Tolleson, Inc.	Arizona, United States
135	JBS Trading Agent (Dongguan)	China
136	JBS Trading USA, Inc.	Delaware, United States
137	JBS USA Food Company	Delaware, United States
138	JBS USA Food Company Holdings	Delaware, United States
139	JBS USA Foods Group Holdings, Inc.	Delaware, United States
140	JBS USA Holding Lux S.à r.l.	Luxembourg
141	JBS USA Imports, Inc.	Colorado, United States
142	JBS USA Leather, Inc.	Delaware, United States
143	JBS USA Promontory Holdings I, LLC	Colorado, United States
144	JBS USA Promontory Holdings II, LLC	Colorado, United States
145	JBS USA Promontory I, LLC	Colorado, United States
146	JBS USA Promontory II, LLC	Colorado, United States
147	JBS USA Sanitation Corporation	Delaware, United States
148	JBS Wisconsin Properties, LLC	Wisconsin, United States
149	Kahula Pty. Ltd.	Australia
150	King’s S.p.A.	Italy
151	Kitchen Range Foods Ltd	United Kingdom
152	Lap Foods Pty. Ltd.	Australia
153	Mafrip—Matadouro Frigorífico S.A.	Brazil
154	Marzolara Food Processing Srl	Italy
155	Meadow Bank Hatchery Pty Ltd	Australia
156	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
157	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
158	Meat Snack Partners do Brasil Ltda.	Brazil
159	Meat Snacks Partner LLC	Wisconsin, United States
160	Merit Provisions, LLC	Texas, United States

161	Miller Brothers Co. Inc.	Utah, United States
162	Mopac of Virginia, Inc.	Virginia, United States
163	Morrison’s Seafood Pty Ltd	Australia
164	Moy Park Beef Orleans S.à.r.l	France
165	Moy Park Bondco PLC Ltd	United Kingdom
166	Moy Park France Holdings SAS	France
167	Moy Park France SAS	France
168	Moy Park Holdings Europe Ltd	United Kingdom
169	Moy Park Ltd	United Kingdom
170	Moy Park New Co Ltd	United Kingdom
171	Moyer Distribution, LLC	Delaware, United States
172	Nacrail, LLC	Delaware, United States
173	Noon Products Ltd.	United Kingdom
174	Normaclass S.A.	France
175	Oak Grove, LLC	Iowa , United States
176	Oakhouse Foods Ltd.	United Kingdom
177	O’Kane Blue Rose NewCo 1 Ltd	United Kingdom
178	O’Kane Poultry Ltd	United Kingdom
179	Olympia Processing, LLC	Tennessee, United States
180	Onix Investments UK Ltd	United Kingdom
181	Oxdale Dairy Enterprise Pty Ltd	Australia
182	P&H Investments 1 Pty. Ltd.	Australia
183	P&H Investments 2 Pty. Ltd	Australia
184	Penasul UK Ltd.	United Kingdom
185	Pilgrim’s Food Masters Holdings Ltd	United Kingdom
186	Pilgrim’s Food Masters Ireland Ltd.	Ireland
187	Pilgrim’s Pride Malta Finance Limited Liability	Malta
188	Pilgrim’s Europe Limited	United Kingdom
189	Pilgrim’s Food Masters UK Limited	United Kingdom
190	Pilgrim’s Pride Affordable Housing Corp.	Nevada, United States
191	Pilgrim’s Pride Corporation	Delaware, United States
192	Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia, United States
193	Pilgrim’s Pride Finance, LLC	Delaware, United States
194	Pilgrim’s Pride Ltd	United Kingdom
195	Pilgrim’s Pride S. de R.L de C.V	Mexico
196	Pilgrim’s Shared Services Ltd.	United Kingdom
197	Pilgrim’s UK Lamb Ltd	United Kingdom
198	Plan Pro Restaurantes S.A. de C.V.	Mexico
199	Planterra Holdings B.V.	Netherlands
200	Plumrose Holdings, Inc.	Colorado, United States
201	Plumrose Limited	United Kingdom
202	Plumrose USA, Inc	Colorado, United States
203	Poppsa 3, LLC	Delaware, United States

204	Poppsa 4, LLC	Delaware, United States
205	PPC of Alabama, Inc.	Colorado, United States
206	PPC Transportation Company	Delaware, United States
207	PQP Holdings Limited	United Kingdom
208	Premier Beehive Holdco Pty. Ltd.	Australia
209	Premier Beehive NZ	New Zealand
210	Primo Foods Pty Ltd.	Australia
211	Primo Group Holdings Pty. Ltd.	Australia
212	Primo Meats Admin Pty Ltd	Australia
213	Primo Meats Pty. Ltd.	Australia
214	Primo Retail Pty. Ltd.	Australia
215	Principe America, LLC	Delaware, United States
216	Principe di San Daniele S.p.A.	Italy
217	Principe Foods, LLC	California, United States
218	QMT General Partner Limited Liability	New Zealand
219	QMT New Zealand Limited Liability Partnership	New Zealand
220	Ready Mile Trucking Ltd	Canada
221	Rigamonti Salumificio S.p.A	Italy
222	Rivalea (Australia) Pty Ltd	Australia
223	Rivalea Holdings Pty Limited Liability	Australia
224	Rivercan	Uruguay
225	Robotic Technologies Limited Liability	New Zealand
226	Rocklabs Limited Liability	New Zealand
227	Rollover Ltd.	United Kingdom
228	Rye Valley Foods Ltd.	Ireland
229	S&C Australia Holdco Pty. Ltd.	Australia
230	S&C Australia Investments, Pty Ltd.	Australia
231	S&C Resale Company	Delaware, United States
232	Sampco Holdings, LLC	Georgia, United States
233	Sampco LLC	Georgia, United States
234	Sandstone Holdings S.à r.l.	Luxembourg
235	Scott Automation a.s.	Czech Republic
236	Scott Automation and Robotics Pty Ltd	Australia
237	Scott Automation GmbH	Germany
238	Scott Automation Limited Liability.	United Kingdom
239	Scott Automation Ltd	New Zealand
240	Scott Automation N.V.	Belgium
241	Scott Automation SAS	France
242	Scott LED Limited Liability	New Zealand
243	Scott Systems (Qingdao) Co., Ltd	China
244	Scott Systems International Inc.	Ohio, United States
245	Scott Technology Americas Limited Liability	New Zealand
246	Scott Technology Australia Pty Ltd	Australia

247	Scott Technology Belgium bvba	Belgium
248	Scott Technology Europe Limited Liability	New Zealand
249	Scott Technology Limited Liability	New Zealand
250	Scott Technology NZ Limited Liability	New Zealand
251	Scott Technology USA Limited Liability	New Zealand
252	Seara África Pty. Ltd.	South Africa
253	Seara Alimentos Ltda.	Brazil
254	Seara Arabia Food Industrial Company	Saudi Arabia
255	Seara Comércio de Alimentos Ltda.	Brazil
256	Seara Food Europe Holding B.V.	Netherlands
257	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates
258	Seara Holding Ltda.	Brazil
259	Seara Holdings (Europe) B.V.	Netherlands
260	Seara Japan Ltd	Japan
261	Seara Meats B.V.	Netherlands
262	Seara Middle East Foods Trading Company	Saudi Arabia
263	Seara Middle East Wholesale and Retail Co. SPC	Kuwait
264	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
265	Seara Singapore Pte. Ltd	Singapore
266	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	Mexico
267	Seven Point Pork Pty Ltd	Australia
268	Sharonville Processing, LLC	Tennessee, United States
269	SIA.MO.CI. Srl	Italy
270	Skippack Creek Corp.	Delaware, United States
271	Southern Hens, Inc.	Mississippi, United States
272	Southern Ocean Trout Pty Ltd	Australia
273	Springfield Hatcheries Pty Ltd	Australia
274	Springs Smoked Salmon Pty Ltd	Australia
275	Springs Smoked Seafoods Pty Ltd	Australia
276	Spurway Foods Ltd.	United Kingdom
277	Sunnyvalley Smoked Meats, Inc.	California, United States
278	Surveyors Investments Pty Ltd	Australia
279	Swift & Company International Sales Corp.	Colorado, United States
280	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong
281	Swift & Company International Sales Corp. (Korea Branch)	Korea
282	Swift & Company International Sales Corp. (Shangai Branch)	China
283	Swift Australia (Southern) Pty. Ltd.	Australia
284	Swift Beef Company	Colorado, United States
285	Swift Brands Company	Colorado, United States
286	Swift Pork Company	Colorado, United States
287	Swift Refrigerated Foods S.A de C.V	Mexico
288	Swift Southern Investments Pty. Ltd.	Australia
289	Swift Trading Shanghai Ltd.	China

290	Tatiara Meat Company, Pty Ltd.	Australia
291	Tatiara Meat Investments Pty. Ltd.	Australia
292	To-Rico Distribution Ltd	Iowa, United States
293	To-Rico Ltd	Iowa, United States
294	TriOak Foods, LLC	North Carolina, United States
295	TriOak Grain, LLC	Delaware, United States
296	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil
297	Vivera B.V.	Netherlands
298	Vivera Topholding B.V.	Netherlands
299	Vivera UK Ltd	United Kingdom
300	Vivera Vastgoed B.V.	Netherlands
301	Weddel Ltd	Canada
302	White Strap Safco Foods Trading LLC	United Arab Emirates
303	White Stripe Foods Investment Holdings Pty Ltd	Australia
304	White Stripe Foods Pty Ltd.	Australia
305	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
306	Wild Fork Holdings B.V.	Netherlands
307	Wonder Best Holding Co Ltd.	Hong Kong
308	Zendaleather Co.	Porto Rico, United States
309	Zendaleather GmbH	Germany
310	Zendaleather S.A de C.V	Mexico
311	Zero Lines Corporation	Porto Rico, United States
312	ZM Australia Pty. Ltd.	Australia